SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  May 22, 2001
                                                --------------------------------


                              E*TRADE Group, Inc.
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               (Exact name of registrant as specified in charter)


          Delaware                   1-11921                     94-2844166
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(State or other jurisdiction       (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)


4500 Bohannon Drive, Menlo Park, California                         94025
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:        (650) 331-6000
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS

E*TRADE Group, Inc. ("E*TRADE") is providing the following information so that it is specifically incorporated by reference into three resale registration statements on Form S-3 (File Nos. 333-57158, 333-57160 and 333-57316) and its registration statement on Form S-4 (File No. 333-62230) prior to their effectiveness.

Private Placement of Convertible Notes

As previously announced, on May 29, 2001, E*TRADE sold $325 million principal amount of its 6.75% convertible subordinated notes due 2008. E*TRADE has granted the initial purchaser of the notes an option to purchase an additional $50 million principal amount of notes.

The notes are convertible into E*TRADE common stock at a conversion price of $10.925 per share (a 25% premium to the closing price of the common stock on the date of pricing, May 22, 2001), are non-callable until May 2004 and thereafter are callable at par, plus accrued interest plus a premium.

On a pro forma basis, assuming the notes had been issued on January 1, 2001, and giving effect to interest that would have accrued on the notes during the period but without giving effect to interest earned on investment of the net proceeds from the notes, the issuance of the notes would have increased E*TRADE's reported basic and diluted net loss per share for the three months ended March 31, 2001, from $0.03 per share to $0.04 per share.

Potential Writedown of Certain Investments

E*TRADE actively monitors its investments in publicly held entities. Given current market conditions combined with a sustained decline in the value of some of its holdings in technology stocks during the past five months, E*TRADE believes that sufficient time has passed to indicate that there has been an other than temporary decline in the value of those holdings. Unless market conditions improve or other facts and circumstances come to our attention regarding an expected recovery in value in these securities through June 30, 2001, we would expect to write down our investments to their fair market value at June 30, 2001, recognizing pre-tax losses of approximately $6.8 million (approximately $4.1 million net of tax) based on their fair market value at June 14, 2001.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2001

                                         E*TRADE Group, Inc.


                                         By: /s/ Leonard C. Purkis
                                         -----------------------------------
                                             Leonard C. Purkis, Chief Financial
                                             Officer (principal financial and
                                             accounting officer)